CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated May 2 1997 (except for Note 12 as to which the date is June 4, 1997) and February 25, 1998 included in this registration statement on Form S-1 and to all references to our Firm included in this registration statement.

                                                        /s/ Arthur Andersen LLP
New York, New York
April 27, 1998